Exhibit 1A-6L

THIS LEASE IS SUBJECT TO STRICT REQUIREMENTS FOR ONGOING REGULATORY COMPLIANCE BY THE PARTIES HERETO, INCLUDING, WITHOUT LIMITATION, REQUIREMENTS THAT THE PARTIES TAKE NO ACTION IN VIOLATION OF EITHER THE MICHIGAN MEDICAL MARIHUANA FACILITIES LICENSING ACT OR REGULATION AND TAXATION OF MARIHUANA ACT (TOGETHER WITH ALL RELATED RULES AND REGULATIONS THEREUNDER, THE “ACT”) OR THE GUIDANCE OR INSTRUCTION OF THE MICHIGAN BUREAU OF MARIHUANA REGULATION (THE “REGULATOR”). SECTION 9.4 OF THIS LEASE CONTAINS SPECIFIC REQUIREMENTS AND COMMITMENTS BY THE PARTIES TO MAINTAIN FULLY THEIR RESPECTIVE COMPLIANCE WITH THE ACT AND THE REGULATOR. THE PARTIES HAVE READ AND FULLY UNDERSTAND THE REQUIREMENTS OF SECTION 9.4.

EQUIPMENT LEASE AGREEMENT

THIS EQUIPMENT LEASE AGREEMENT (“Lease”) is made as of the 31st day of January, 2019 (“Lease Date”), by and between AEY THRIVE, LLC, a Michigan limited liability company (the “Lessee”), located at and SPARTAN PARTNERS SERVICES LLC, a Michigan limited liability company (the “Lessor”).

BACKGROUND INFORMATION

A.                 Lessee is currently or will be in the business of cultivating, processing and selling cannabis in multiple locations throughout the State of Michigan as set forth on Exhibit A attached hereto, which may be updated from time to time (collectively, the “Business Locations”).

B.                  Lessee desires to lease from Lessor certain of its equipment, furniture and fixtures that it may need from time to time in the operation of its trade or business at the Business Locations, and Lessor desires to lease such equipment, furniture and fixtures to Lessee upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

LEASE

1.1                 Lease. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, such equipment, furniture and fixtures as Lessee requires and Lessor agrees to lease, including the equipment, furniture and fixtures set forth on Exhibit B attached hereto, which may be updated from time to time (collectively “Equipment”).

1.2                Warranty. Lessor makes no warranty, express or implied, as to any matter whatsoever, including the condition of the equipment, its merchantability or its fitness for a particular purpose, and as to Lessor, Lessee leases the Equipment “as is”.

1.3                 Additional Equipment. Lessee may from time to time order additional Equipment from Lessor. Prior to ordering such Equipment, Lessor and Lessee shall mutually agree upon the adjustment, if any, to the rent amount set forth in Section 1.6 hereof, resulting from the addition of the new Equipment. If Lessor and Lessee cannot agree upon the rent adjustment, Lessor shall not be obligated to acquire the additional Equipment. If the Rent adjustment amount is mutually agreed to, Lessor shall deliver such Equipment within forty-five (45) days after receipt of Lessee’s order. If delivery of the Equipment cannot be made within forty-five (45) days, either Lessor or Lessee may terminate the order of such additional Equipment upon ten (10) days written notice. Lessee authorizes Lessor to amend Exhibit B, as necessary, to insert the serial numbers and other identification data of the Equipment or any additional Equipment provided hereunder.

1.4                Term. The Term of this Lease shall commence on the Lease Date and shall be coterminous with the Services Agreement entered into by and between Licensee and Licensor dated as of even date herewith.

1.5                Termination. Either party may provide notice of termination. Such notice to terminate the Lease shall be made in writing and delivered to the other party at the address so listed within this Lease, which may be changed from time to time (“Termination Notice”). The last day of any calendar year in which the Termination Notice is given shall be the “Termination Date”.

1.6                 Rent Payment. Lessee shall make rent payments in accordance with this Section, without demand, on or before the fifth (5th) day of each month (“Rent”). The initial monthly rent amount shall be as set forth on Exhibit C, which may be updated from time to time. Rent does not include any taxes that may be assessed on the Equipment. The monthly Rent amount may be adjusted by Lessor quarterly to reflect the deletion or addition of Equipment (pursuant to Section 1.3) to Exhibit B by providing written notice to Lessee of the adjusted monthly Rent.

1.7                Late Charge. Any Rent payment that is not paid to Lessor by the fifth (5th) day of each month shall be subject to a monthly late charge equal to five percent (5%) of the late Rent.

1.8               Location of Equipment. Lessee’s use of the Equipment shall be limited to Lessee’s Business Locations, and Lessee shall not remove the Equipment from the Business Locations without Lessor’s written consent.

ARTICLE 2

ACCEPTANCE

At Lessor’s request, Lessee shall give Lessor a written statement (a) acknowledging receipt of the Equipment and (b) accepting the Equipment for purposes of this Lease. The date of receipt and acceptance of the Equipment by Lessee shall be the delivery date. Acceptance of Equipment constitutes an acknowledgement that the Equipment complies with Lessee’s specifications. Lessee agrees not to make any alterations to Equipment without Lessor’s prior written consent.

ARTICLE 3

ORDINARY USE

3.1                Ordinary Use. The Equipment will be operated by Lessee only in the normal and ordinary course of Lessee’s business, and not in violation of any law, rules, regulation, statute, or ordinance, including legal weight limitations. Lessees shall indemnify and hold Lessor harmless from and against all fines, forfeitures, seizures, confiscations, and penalties arising out of any of the above violations.

3.2               Lessee to Provide Maintenance. Lessor agrees to provide all maintenance and repairs, including all labor and parts that may be required to keep the Equipment in normal operating condition, normal wear and tear excepted.

3.3               Lessor Sole Authority to Repair Equipment. Lessee agrees not to cause or permit any person other than Lessor, or persons expressly authorized by Lessor, to make repairs and adjustments to the Equipment or to install other accessories. When repairs are necessary, Lessee shall notify Lessor by the speediest means of communication available. Lessor is not responsible for any emergency repairs or services performed while the Equipment is away from Lessor’s facility unless (a) Lessor expressly authorizes performance and (b) Lessee submits an acceptable request for the repairs or services.

ARTICLE 4

LICENSES

Lessee agrees to pay for any special licenses or pay any taxes required by Lessee’s business resulting from the operation and use of the Equipment.

ARTICLE 5

INSURANCE

5.1               Insurance Responsibility.

     (a)                Lessee shall, at its sole cost, procure and maintain a standard policy of comprehensive general liability insurance (“Liability Insurance”) with limits of not less than that required by Lessor in its reasonable discretion. The policy shall name Lessor as an additional insured and provide that coverage cannot be cancelled or materially altered without fifteen (15) days prior written notice to Lessor. Upon request Lessee shall furnish certificates to Lessor to evidence compliance with this provision.

     (b)                Lessee shall release, defend, indemnify and hold Lessor harmless from and against any costs, including but not limited to attorney fees, damages, claims or causes of action for death or injury to persons or loss or damage to property arising out of or caused by Lessor’s ownership, and maintenance, of any Equipment or Lessee’s rental, use, or operation of any Equipment. Lessor is authorized but not obligated to procure its own Liability Insurance, without prejudice to any other remedy Lessor may have.

     (c)                Lessee further agrees to release, defend, indemnify and hold Lessor harmless for death or injury to Lessee, Lessee’s employees, operators, independent contractors, or agents, arising out of Lessor’s ownership, and maintenance of any Equipment or Lessee’s rental, use, or operation of any Equipment leased or furnished under this Lease.

5.2               Physical Damage and Theft Responsibility. LESSEE IS RESPONSIBLE FOR THE TOTAL AMOUNT OF LOSS AND/OR DAMAGE TO ANY EQUIPMENT (INCLUDING BUT NO LIMITED TO ANY LOSS OR DAMAGE CAUSED BY COLLISION, ACCIDENT, THEFT, VANDALISM, FIRE, ACTS OF GOD, OR OTHER CAUSE) AND ANY REDUCTION IN VALUE OF ANY EQUIPMENT THAT REMAINS AFTER REPAIR, ACTUAL TOWING, STORAGE, IMPOUND AND OTHER RELATED EXPENSES, PLUS LESSOR’S LOSS OF USE AND AN ADMINISTRATIVE CHARGE FOR EXPENSES ASSOCIATED WITH PROCESSING THE LOSS AND DAMAGE CLAIMS, WHETHER OR NOT LESSEE’S FAULT (EVEN IF FROM UNKNOWN CAUSES).

5.3                 Notice of Accident or Theft. Lessee agrees to notify Lessor immediately upon the happening of any accident, collision or theft involving the use of Equipment by the speediest means of communication available. Lessee will make a detailed report in person at Lessor’s office as soon as practicable and to render any other assistance to Lessor and the insurer that is requested by either of them in the investigation, defense, or prosecution of any claims or suits.

ARTICLE 6

RETURN OF EQUIPMENT BY LESSEE

Lessee will return the Equipment and any accessories, fixtures, and other assemblies associated thereto in the same good condition as received, on the Termination Date and at the time specified by Lessor; or upon Lessor’s demand, to the place from which the Equipment was delivered to Lessee, unless a different place of return is designated by Lessor in writing. In addition to all other charges due and remedies available to Lessor under this Lease, LESSEE WILL BE LIABLE FOR A LATE RETURN CHARGE IF THE EQUIPMENT IS NOT RETURNED BY THE TERMINATION DATE AND TIME SPECIFIED BY LESSOR. SAID LATE RETURN CHARGE SHALL BE EQUAL TO ONE (1) MONTH’S LEASE PAYMENT. If Lessee does not return the Equipment after the Termination Date or upon Lessor’s demand, or if information provided to Lessor by Lessee is false, Lessor may consider the Equipment stolen and take legal action, both criminal and civil, to recover it. Lessee agrees not to sublease or transfer any Equipment and any attempt to do so is void and constitutes a breach of this Lease.

ARTICLE 7

BREACH OR DEFAULT

If Lessee breaches or defaults on any of the obligations of this Lease, Lessor may immediately, without notice or demand, take possession of the Equipment, together with any accessories, fixtures, and other assemblies associated thereto. Lessor may enter any premises where any Equipment is located and remove it. Lessor may retain or refuse to redeliver the Equipment to Lessee until the breach or default is cured without any of Lessor’s actions being deemed an act of termination and without prejudice to the other remedies Lessor may have. Lessee shall continue to be liable for all charges accruing while the Equipment is retained by Lessor. If at the time Lessor takes possession of any Equipment, other property belonging to Lessee is attached to any Equipment, Lessor is authorized to take possession of the items and either hold them for Lessee or place them in public storage at Lessee’s expense.

ARTICLE 8

RELATIONSHIP OF PARTIES

The parties to this Lease agree that the relationship of Lessee to Lessor created by this Lease is that of an independent contractor not of an employee, partner, agent or servant. The manner and means of conducting operations with respect to the use of the Equipment shall be the sole control of Lessee. Lessee shall be solely and entirely responsible for its acts and for the acts of any agents, employees, servants or other subcontractors of Lessee during the performance of this Lease and use of the Equipment. Lessee shall maintain and be responsible for its own worker’s compensation coverage. Lessee shall render services as an independent contractor and Lessee shall have no authority to bind or obligate Lessor in any manner. Lessee shall defend, indemnify and hold Lessor harmless from and against any claims, demands, judgments, losses, damages, costs and expenses (including attorney fees), arising out of Lessee’s performance of services. Lessee expressly agrees that no withholding shall be made by Lessor for any federal, state or local taxes, social security or other taxes from the amounts paid to Lessee by Lessor. Lessee fully agrees to be solely responsible for the payment and withholding of such taxes from its own earnings.

ARTICLE 9

GENERAL PROVISIONS

9.1               Attorney’s Fees. Lessee shall pay Lessor all Lessor’s costs and expenses, including reasonable attorney’s fees, incurred in collecting amounts due from Lessee or in enforcing any rights of Lessor under this Lease.

9.2                Assignment. Lessee may not assign this Lease or any of Lessee’s rights under this Lease or sublease any of the Equipment, or permit others to use the Equipment, without the prior written consent of Lessor. Any attempted assignment or sublease by Lessee without prior written consent shall be void and shall neither relieve Lessee of any obligations or liabilities nor confer any rights upon the intended assignee.

9.3               Modification. Except as permitted herein relating to amendments to Exhibit A or Exhibit B, no modifications or amendments shall be valid unless in writing and executed by the contracting parties.

9.4               Compliance with the Act and the Regulator. This Lease is subject to strict requirements for ongoing regulatory compliance by the parties hereto, including, without limitation, requirements that the parties take no action in violation of either the Michigan Medical Marihuana Facilities Licensing Act or the Michigan Regulation and Taxation of Marihuana Act (together with all related rules and regulations thereunder, the “Act”) or the guidance or instruction of the Michigan Bureau of Marihuana Regulation (the “Regulator”). The parties acknowledge and understand that the Act and/or the requirements of the Regulator are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary or desirable to comply with the requirements of the Act and/or the Regulator, the parties hereby agree to (and to cause their respective affiliates and related parties and representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance with the Act and/or the Regulator, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Lease to reflect terms that most closely approximate the parties’ original intentions but are responsive to and compliant with the requirements of the Act and/or the Regulator. In furtherance, not limitation of the foregoing, the parties further agree to cooperate with the Regulator to promptly respond to any informational requests, supplemental disclosure requirements, or other correspondence from the Regulator and, to the extent permitted by the Regulator, keep all other parties hereto fully and promptly informed as to any such requests, requirements, or correspondence.

9.5               Delay Not Waiver. No delay or omission by Lessor to exercise any remedy or right accruing on default shall impair any remedy or right. No delay or omission by Lessor will be construed as a waiver of any default or in any manner affect Lessor’s right not to waive any subsequent default.

9.6                Parties Bound. This Lease shall be binding on and inure to the benefit of the contracting parties and their respective heirs, successors, legal representatives, and assigns where permitted by this Lease.

9.7               Notices. All notices and other communications required or permitted under this Lease must be in writing and will be deemed effectively given if and when delivered personally to the recipient, or one (1) business day after being sent to the recipient by nationally recognized overnight private carrier (charges prepaid), or three (3) business days after being mailed to the recipient by certified or registered mail (postage prepaid and return receipt requested), to and by either Party at the address as on file with the other Party hereto, or at such other addresses as the Parties may designate by written notice in the manner set forth herein.

9.8                Governing Law. This Lease has been executed in the State of Michigan, and shall be governed by the laws of that state. The parties hereto agree and acknowledge that no party makes, will make, or shall be deemed to make or have made any representation or warranty of any kind regarding the compliance of this Lease with any Federal Cannabis Laws. No party hereto shall have any right of rescission or amendment arising out of or relating to any non-compliance with Federal Cannabis Laws unless such non-compliance also constitutes a violation of applicable state law as determined in accordance with the Act or by the Regulator, and no party shall seek to enforce the provisions hereof in federal court unless and until the parties have reasonably determined that the Act is fully compliant with Federal Cannabis Laws. As used herein, “Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

9.9                Entire Agreement. This Lease and the attached exhibits, constitute the entire agreement between the parties with respect to its subject matter. All previous negotiations, understandings, or written or oral agreements have been merged in this Lease. The terms and conditions of this Lease shall prevail notwithstanding any variance therein from the terms and conditions of any other document relating to this transaction, whether prepared and submitted by Lessor or by Lessee.

9.10              Severability. In any case any one or more provisions of this Lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the remaining provisions shall nevertheless be valid, binding, and subsistent as if the invalid, illegal, or unenforceable provisions had never been contained in this Lease.

9.11              Headings. The headings and subheadings of the various sections of this Lease are inserted merely for the purpose of convenience and do not express or imply any limitation, definition, or extension of the specific terms of the section so designated.

9.12              Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, will constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties has executed this Lease effective as of the Lease Date.

LESSEE:

AEY THRIVE, LLC

By:
Name: David Malinoski
Its: Member

LESSOR:

SPARTAN PARTNERS SERVICES LLC

By: Spartan Partners Holdings, LLC
Its: Member

By:
Name: Fabian Monaco
Its: President

EXHIBIT A

BUSINESS LOCATIONS

EXHIBIT B

LIST OF EQUIPMENT

EXHIBIT C

RENT PAYMENT

The Rent shall be $ _________________; provided, however, no portion of the Rent shall be due until Equipment is leased.